Exhibit (d)(1)(ee)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT to the Investment Advisory Agreement, dated as of April 27, 2015 (the “Amendment”), is being entered into by and among Pacific Life Fund Advisors LLC, a Delaware limited liability company (successor in assignment to Pacific Life Insurance Company) (“Investment Adviser”) and Pacific Funds Series Trust, a Delaware statutory trust formerly named Pacific Life Funds (the “Trust”).

WHEREAS, the Trust (under its former name, Pacific Life Funds) and the Investment Adviser (collectively, the “Parties”) are parties to that certain Investment Advisory Agreement dated June 13, 2001, as previously amended and assigned (collectively the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Any and all references to “Pacific Life Funds” in the Agreement are hereby replaced with “Pacific Funds Series Trust.”

2.	The current Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein by reference, as may be amended from time to time.

3.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their officers designated below effective as of the date and year first above written.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	SVP, Fund Advisor Operations	Title:	VP & Assistant Secretary

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary